Exhibit 10.1

AMENDMENT NO. 5

TO THE

SWIFT ENERGY COMPANY

2005 STOCK COMPENSATION PLAN

SWIFT ENERGY COMPANY, a Texas corporation (the “Company”), pursuant to the authority granted in Section 14 of the Swift Energy Company First Amended and Restated 2005 Stock Compensation Plan (the “Plan”), hereby amends the Plan, effective as of April 30, 2012, as follows:

W I T N E S S E T H:

WHEREAS, Section 6 of the Plan provides for the grant of Reload Options as described therein; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved amending the Plan to remove the availability of Reload Options under the Plan for all stock options granted on or after May 1, 2012:

NOW, THEREFORE, the Plan shall read as follows:

1.	The following language shall be added to the beginning of existing Section 6(h) of the Plan:

“Commencing on May 1, 2012, any Stock Options granted on or after such date shall not be entitled to a Reload Option as provided for under this Section 6(h) or any related Plan provision.”

2.	Except as amended hereby, the Plan shall remain in full effect.

IN WITNESS WHEREOF, the Plan is amended effective as of the day and year first above written.

SWIFT ENERGY COMPANY

By:	/s/ Bruce H. Vincent

Bruce H. Vincent President